UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Anworth Mortgage Asset Corporation

(Exact name of Registrant as specified in its charter)

Maryland	52-2059785
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1299 Ocean Avenue, Second Floor Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

Title of each class to be registered	Name of each exchange on which each class is to registered
7.625% Series C Cumulative Redeemable Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-187385

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of 7.625% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Anworth Mortgage Asset Corporation (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under the section entitled “Description of Series C Preferred Stock” in the Registrant’s prospectus supplement dated January 20, 2015, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 21, 2015 under Rule 424(b)(5) under the Securities Act of 1933, as amended, and under the section entitled “Description of Capital Stock” in the accompanying prospectus dated April 8, 2013, relating to the Registrant’s effective Registration Statement on Form S-3, as amended, filed with the SEC on April 5, 2013.

Item 2.	Exhibits.

Instruments defining the rights of the holders of the securities being registered hereunder:

Exhibit Number	Description

3.1	Amended Articles of Incorporation of the Registrant (incorporated by reference from the Registrant’s Registration Statement on Form S-11, Registration No. 333-38641, which became effective under the Securities Act of 1933, as amended, on March 12, 1998)

3.2	Articles of Amendment to Amended Articles of Incorporation (incorporated by reference from the Registrant’s Definitive Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, with the SEC on May 14, 2003)

3.3	Articles of Amendment to Amended Articles of Incorporation (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on May 28, 2008)

3.4	Amended Bylaws of the Registrant (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on March 13, 2009)

3.5	Amendment of Bylaws to Amended Bylaws of the Registrant (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2014)

3.6	Articles Supplementary for Series A Cumulative Preferred Stock (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on November 3, 2004)

3.7	Articles Supplementary for Series A Cumulative Preferred Stock (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on January 21, 2005)

3.8	Articles Supplementary for Series B Cumulative Convertible Preferred Stock (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on January 30, 2007)

3.9	Articles Supplementary for Series B Cumulative Convertible Preferred Stock (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on May 21, 2007)

3.10	Articles Supplementary for Series C Cumulative Redeemable Preferred Stock

4.1	Specimen Common Stock Certificate (incorporated by reference from the Registrant’s Registration Statement on Form S-11, Registration No. 333-38641, which became effective under the Securities Act of 1933, as amended, on March 12, 1998)

4.2	Specimen Series A Cumulative Preferred Stock Certificate (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on November 3, 2004)

4.3	Specimen Series B Cumulative Convertible Preferred Stock Certificate (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on January 30, 2007)

4.4	Specimen Anworth Capital Trust I Floating Rate Preferred Stock Certificate (liquidation amount $1,000 per Preferred Security) (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on March 16, 2005)

4.5	Specimen Anworth Capital Trust I Floating Rate Common Stock Certificate (liquidation amount $1,000 per Common Security) (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on March 16, 2005)

4.6	Specimen Anworth Floating Rate Junior Subordinated Note Due 2035 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on March 16, 2005)

4.7	Junior Subordinated Indenture dated as of March 15, 2005, between Anworth and JPMorgan Chase Bank (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on March 16, 2005)

4.8	Specimen Series C Cumulative Redeemable Preferred Stock Certificate

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: January 23, 2015	By:	/s/ Lloyd McAdams
Name: Lloyd McAdams
Title: Chief Executive Officer and President

EXHIBT INDEX

Exhibit Number	Description

3.1	Amended Articles of Incorporation of the Registrant (incorporated by reference from the Registrant’s Registration Statement on Form S-11, Registration No. 333-38641, which became effective under the Securities Act of 1933, as amended, on March 12, 1998)

3.2	Articles of Amendment to Amended Articles of Incorporation (incorporated by reference from the Registrant’s Definitive Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, with the SEC on May 14, 2003)

3.3	Articles of Amendment to Amended Articles of Incorporation (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on May 28, 2008)

3.4	Amended Bylaws of the Registrant (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on March 13, 2009)

3.5	Amendment of Bylaws to Amended Bylaws of the Registrant (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2014)

3.6	Articles Supplementary for Series A Cumulative Preferred Stock (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on November 3, 2004)

3.7	Articles Supplementary for Series A Cumulative Preferred Stock (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on January 21, 2005)

3.8	Articles Supplementary for Series B Cumulative Convertible Preferred Stock (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on January 30, 2007)

3.9	Articles Supplementary for Series B Cumulative Convertible Preferred Stock (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on May 21, 2007)

3.10	Articles Supplementary for Series C Cumulative Redeemable Preferred Stock

4.1	Specimen Common Stock Certificate (incorporated by reference from the Registrant’s Registration Statement on Form S-11, Registration No. 333-38641, which became effective under the Securities Act of 1933, as amended, on March 12, 1998)

4.2	Specimen Series A Cumulative Preferred Stock Certificate (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on November 3, 2004)

4.3	Specimen Series B Cumulative Convertible Preferred Stock Certificate (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on January 30, 2007)

4.4	Specimen Anworth Capital Trust I Floating Rate Preferred Stock Certificate (liquidation amount $1,000 per Preferred Security) (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on March 16, 2005)

4.5	Specimen Anworth Capital Trust I Floating Rate Common Stock Certificate (liquidation amount $1,000 per Common Security) (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on March 16, 2005)

4.6	Specimen Anworth Floating Rate Junior Subordinated Note Due 2035 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on March 16, 2005)

4.7	Junior Subordinated Indenture dated as of March 15, 2005, between Anworth and JPMorgan Chase Bank (incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on March 16, 2005)

4.8	Specimen Series C Cumulative Redeemable Preferred Stock Certificate